UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 9, 2011

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

[ ]      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement  communications  pursuant to Rule  14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement  communications  pursuant to Rule  13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 1.01	Entry into Material Definitive Agreement

Item 7.01	Regulation FD Disclosure

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EX. 99.1	Press Release

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Item 1.01      Entry into Material Definitive Agreement.

On February 9, 2011, Altairnano, Inc. (“Altairnano”), a subsidiary of Altair Nanotechnologies Inc. (the "Company"), signed a contract (the “Contract”) with Inversiones Energéticas, S.A. de C.V. (“INE”) for the provision of a ten megawatt ALTI-ESS advanced battery system in El Salvador.  Total revenues under the Contract are $17,967,985, to be recognized over a 14-month period following Altair’s receipt of the notice to proceed, which is expected in the next 30 days.  Under the Contract, Altair is responsible for virtually all of the design, supply, labor, installation and commission of the advanced battery system.   Altair will provide a one-year warranty for the entire system and an additional two-year warranty for the batteries and control system.

Item 7.01      Regulation FD Disclosure.

On February 15, 2011 the Company issued a press release entitled “INE AWARDS ALTAIRNANO FIRM CONTRACT FOR 10 MEGAWATT ENERGY STORAGE SYSTEM IN EL SALVADOR”.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release issued by Altair Nanotechnologies Inc. dated February 15, 2011 entitled “INE AWARDS ALTAIRNANO FIRM CONTRACT FOR 10 MEGAWATT ENERGY STORAGE SYSTEM IN EL SALVADOR”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: February 15, 2011	By:	/s/ John Fallini
John Fallini, Chief Financial Officer

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